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                                                                  EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



 We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 9, 1998 appearing on page F-2 of First SunAmerica Life Insurance Company's Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the use in the "Transition Report" constituting part of this Registration Statement on Form S-3 of our report dated November 19, 1999 relating to the financial statements of First SunAmerica Life Insurance Company. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.




 PricewaterhouseCoopers LLP
 Los Angeles, California
 December 6, 1999